                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement        [ ]  Confidential, for Use of the
                                             commission Only (as permitted by
                                             Rule 14a-6(e)(2))

[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to 14a-11(c) or Rule 14a-12


                         ANCHOR BANCORP WISCONSIN, INC.
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing too (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules: 14a-6(i) (1) and 0-11.

    (1) Title of each class of securities to which transaction applies.

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:

         -----------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

    (3) Filing party:

        ------------------------------------------------------------------------

    (4) Date filed:

        ------------------------------------------------------------------------

                                                                   June 19, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Anchor BanCorp Wisconsin Inc. The meeting will be held at the Crowne Plaza - Madison, 4402 E. Washington Avenue, Madison, Wisconsin, on Tuesday, July 28, 1998 at 2:00 p.m., Central Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of and interest in Anchor BanCorp Wisconsin Inc. are sincerely appreciated.



                                                Sincerely,


                                                /s/ Douglas J. Timmerman
                                                --------------------------------
                                                Douglas J. Timmerman
                                                Chairman of the Board, President
                                                 and Chief Executive Officer

                         ANCHOR BANCORP WISCONSIN INC.
                              25 WEST MAIN STREET
                           MADISON, WISCONSIN  53703
                                 (608) 252-8700


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 28, 1998


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Anchor BanCorp Wisconsin Inc. (the "Company") will be held at the Crowne Plaza - Madison, 4402 E. Washington Avenue, Madison, Wisconsin, on Tuesday, July 28, 1998 at 2:00 p.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

     (1) To elect two (2) directors for a three-year term, and in each case until their successors are elected and qualified;

     (2) To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1999;

     (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

     The Board of Directors has fixed June 12, 1998 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         /s/ J. Anthony Cattelino

                                         J. Anthony Cattelino
                                         Vice President and Secretary

Madison, Wisconsin
June 19, 1998

================================================================================
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
================================================================================

                         ANCHOR BANCORP WISCONSIN INC.


                                PROXY STATEMENT


                         ANNUAL MEETING OF STOCKHOLDERS

                                 JULY 28, 1998



     This Proxy Statement is furnished to holders of common stock, $.10 par value per share (the "Common Stock"), of Anchor BanCorp Wisconsin Inc. (the "Company"), the principal asset of which is all of the outstanding capital stock of AnchorBank, S.S.B. (the "Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Crowne Plaza - Madison, 4402 E. Washington Avenue, Madison, Wisconsin, on Tuesday, July 28, 1998 at 2:00 p.m., Central Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about June 19, 1998.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the nominees for director described herein, for ratification of the appointment of Ernst & Young LLP as the Company's auditors for fiscal 1999 and upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (J. Anthony Cattelino, Vice President and Secretary, Anchor BanCorp Wisconsin Inc., 25 West Main Street, Madison, Wisconsin 53703); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING


     Only stockholders of record at the close of business on June 12, 1998 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 8,924,135 shares of Common Stock issued and outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting.

     The presence in person or by proxy of at least a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast and the affirmative vote of the holders of a majority of the total votes cast on the proposal at the Annual Meeting is required for approval of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal 1999.

     Abstentions will be counted for purposes of determining the presence of a quorum at the Annual Meeting but will not be counted as votes cast. Thus, abstentions will have no effect on the voting of the proposals at the Annual Meeting. Under rules applicable to broker-dealers, the proposals to elect directors and ratify the appointment of independent auditors for fiscal 1999 are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the meeting and, thus, there will be no "broker non-votes" at the Annual Meeting.


                             ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)


     The Articles of Incorporation of the Company provide that the Board of Directors of the Company shall be divided into three classes which are as equal in number as possible and that directors shall be elected for three-year terms, and in each case until their respective successors are elected and qualified. Pursuant to the Bylaws of the Company, the number of directors of the Company is currently set at eight.

     All of the nominees for director are currently directors of the Company. No nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption.

     If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.

     The following tables present information concerning the nominees for director and directors of the Company whose terms continue.


          NOMINEES FOR DIRECTOR WITH THREE-YEAR TERMS EXPIRING IN 2001


                                 Position with the Company and
                                Principal Occupation During the        Director
        Name          Age               Past Five Years                Since (1)
--------------------  ---  ------------------------------------------  ---------
Douglas J. Timmerman  57   Chairman; President and Chief Executive       1971
                           Officer; has served in various management
                           positions with the Bank prior to his
                           appointment as President in May 1983 and
                           Chief Executive Officer in May 1985.
Greg M. Larson        48   Director; President and Chief Executive       1992
                           Officer of Demco, Inc., a direct mail
                           school and library supply company located in Madison, Wisconsin.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE NOMINEES FOR DIRECTOR.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                     DIRECTORS WITH TERMS EXPIRING IN 1999


                                  Position with the Company and
                                 Principal Occupation During the       Director
         Name           Age              Past Five Years               Since (1)
----------------------  ---  ----------------------------------------  ---------
Arlie M. Mucks, Jr.     77   Director; Consultant - Division of          1964
                             Intercollegiate Athletics External
                             Relations and Special Events;
                             previously Special Assistant to the
                             Chancellor of the University of
                             Wisconsin - Madison; previously
                             Executive Director - Wisconsin Alumni
                             Association.
Pat Richter             56   Director; Athletic Director of the          1990
                             University of Wisconsin - Madison since
                             February 1990; previously Vice
                             President  - Human Resources for Oscar
                             Mayer Foods Corporation.
Donald D. Kropidlowski  56   Director; Senior Vice President of the      1995
                             Bank; former Director, President and
                             Chief Executive Officer of American
                             Equity Bancorp and American Equity Bank
                             of Stevens Point.

                     DIRECTORS WITH TERMS EXPIRING IN 2000


                                   Position with the Company and
                                  Principal Occupation During the      Director
          Name            Age             Past Five Years              Since (1)
------------------------  ---  --------------------------------------  ---------
Bruce A. Robertson        74   Director; formerly Vice President of      1987(2)
                               the Bank from October 1987 until
                               December 1989; prior thereto
                               Chairman, President and Chief
                               Executive Officer of Columbus Federal
                               Savings and Loan Association until
                               that Association merged with and into
                               the Bank in September 1987.
Robert C. Buehner         77   Director; formerly Executive Vice         1984(2)
                               President and General Counsel of
                               Provident Savings and Loan
                               Association from 1970 until 1984.
Holly Cremer Berkenstadt  42   Director; President and Director of       1994
                               Wisconsin Cheeseman, Inc., a direct
                               food and gift company located in Sun
                               Prairie, Wisconsin.

-----------------
(1) Includes service as director of the Bank.
(2) Excludes service with predecessor institutions.

STOCKHOLDER NOMINATIONS

     Article IV, Section 4.14 of the Company's Bylaws governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than (i) 60 days prior to the mailing of proxy materials by the Company for the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each written notice of a stockholder nomination shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. The Company did not receive any stockholder nominations for director in connection with the upcoming Annual Meeting.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Regular meetings of the Board of Directors of the Company are held on a quarterly basis. The Board of Directors of the Company held a total of four regular meetings during the fiscal year ended March 31, 1998. No incumbent director attended fewer than 75% of the aggregate total number of meetings of the Board of Directors held during the fiscal year ended March 31, 1998, and the total number of meetings held by all committees on which he or she served during such year.

     The Board of Directors has established an Audit Committee which reviews the records and affairs of the Company to determine its financial condition, reviews with management and the independent auditors the systems of internal control, and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. Currently, the members of this committee, which met once during the fiscal year ended March 31, 1998, are Messrs. Mucks (Chairman), Larson and Buehner and Ms. Berkenstadt.

     The Compensation Committee of the Board of Directors determines compensation for executive officers. During the fiscal year ended March 31, 1998, the members of the Committee were Messrs. Robert C. Buehner (Chairman), Bruce A. Robertson and Pat Richter, which met two times.

     The entire Board of Directors of the Company acts as a Nominating Committee for selection of nominees for election as directors of the Company. The Board, acting as the Nominating Committee, met one time during the fiscal year ended March 31, 1998.


                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS


     The following sets forth certain information with respect to the executive officers of the Company and the Bank who are not directors.

     J. Anthony Cattelino (age 55). Mr. Cattelino currently serves as Vice President and Secretary of the Company and as Senior Vice President - Marketing and Retail Administration for the Bank and is responsible for the branch network, deposit acquisition, consumer lending, marketing and retail operations. Mr. Cattelino joined the Company in 1974 as Director of Marketing, was promoted to Vice President of Marketing in 1976 and to his current position in 1985. Mr. Cattelino is on the Board of Directors of Downtown Madison, Inc. and Anchor Insurance Services, Inc.

     Michael W. Helser (age 53). Mr. Helser is currently Treasurer and Chief Financial Officer of the Company and Senior Vice President - Finance and Chief Financial Officer of the Bank. Mr. Helser joined the Company in 1974 as Internal Auditor, was promoted to Vice President - Finance in 1979 and to his current position in 1985. Prior to joining the Company, Mr. Helser was a Senior Accountant with the public accounting firm of Ernst & Whinney (now Ernst & Young LLP), Milwaukee, Wisconsin. Mr. Helser is a certified public accountant.

     Ronald R. Osterholz  (age 49).  Mr. Osterholz is currently Vice President
- Human Resources of the Bank. Mr. Osterholz joined the Bank in 1973 and previously served as Savings Officer, Branch Manager and Branch Coordinator.
In 1981, he was named Assistant Vice President and in 1985 was appointed to his current position. Mr. Osterholz is active in the Wisconsin Savings League, University of Wisconsin Alumni Association functions and in various civic organizations and clubs.

     David L. Weimert (age 47).  Mr. Weimert is currently First Vice President
- Lending Operations. Mr. Weimert joined the Bank in 1991 and has extensive experience in the financial services industry and has served in various management capacities at savings associations, mortgage banking companies and commercial banks. Mr. Weimert served as President of Community Savings and Loan Association, Fond du Lac, Wisconsin, from 1987 to 1990 and President of First Financial Corporation, Burbank, California, from 1985 to 1987.

     Donald F. Bertucci (age 48). Mr. Bertucci is currently First Vice President - Loan Administration of the Bank and is responsible for one-to-four family residential lending. He joined the Bank in 1972 and previously served as Branch Manager, Mortgage Division Coordinator and Commercial Real Estate Loan Officer. In 1984, he was appointed Vice President and in 1992 he was appointed to his current position. Mr. Bertucci is a member of the Madison Board of Realtors and the Madison Area Mortgage Bankers Association and is a licensed real estate broker.

     Daniel K. Nichols (age 42). Mr. Nichols is currently First Vice President-Commercial Lending and is responsible for commercial lending, commercial real estate, credit and quality control. He joined the Bank in 1985 to start up Anchor's Commercial Lending department. In 1990 he was promoted to Vice President and became responsible for commercial lending and commercial real estate. He assumed his present position as First Vice President in June of 1996. Mr. Nichols holds both a BBA and MBA in finance from the University of Wisconsin-Madison. He is a Board member of the Weinert Program at the University of Wisconsin and is also on the Board of Directors of the Easter Seal Society and a member of the MACC Fund.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     The following table includes, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("1934 Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors of the Company, (iii) certain executive officers of the Company, and (iv) all directors and executive officers of the Company and the Bank as a group.


                                       Common Stock Beneficially Owned
                                                      as
                                             of June 12, 1998 (1)
                                      ------------------------------------------
Name of Beneficial Owner                    No.                %
--------------------------------------------------------------------------------

Anchor BanCorp Wisconsin Inc.
 Employee Stock Ownership Plan Trust
 25 West Main Street
Madison, Wisconsin                      722,732 (2)               8.1%
Directors:
 Holly Cremer Berkenstadt                42,000 (3)               *
 Robert C. Buehner                       66,438 (4)               *
 Donald D. Kropidlowski                  75,938 (5)               *
 Greg M. Larson                          53,808 (6)               *
 Arlie M. Mucks, Jr.                     59,320 (7)               *
 Pat Richter                             56,874 (8)               *
 Bruce A. Robertson                      54,718 (9)               *
 Douglas J. Timmerman                   812,985 (10)              8.3
Executive officers who are not
Directors:
 J. Anthony Cattelino                   164,198 (11)              1.8
 Michael W. Helser                      170,415 (12)              1.9
 David L. Weimert                        52,841 (13)              *
All directors and executive officers
of the Company and the Bank as a
group (14 persons)                    1,767,549 (14)             17.6
-------------------

*    Represents less than 1% of the outstanding Common Stock.

(1) For purposes of this table, pursuant to rules promulgated under the 1934 Act, an individual is considered to beneficially own shares of Common Stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or
     (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a director has sole voting power and sole investment power with respect to the indicated shares. Shares which are subject to stock options which are exercisable within 60 days of the Voting Record Date by an individual or group are deemed to be outstanding for the purpose of computing the percentages of Common Stock beneficially owned by the respective individual or group.

(2)  The Anchor BanCorp Wisconsin Inc. Employee Stock Ownership Trust
     ("Trust") was established pursuant to the Anchor BanCorp Wisconsin Inc. Employee Stock Ownership Plan ("ESOP") by an agreement between the Company and Ronald R. Osterholz, Vice President - Human Resources of the Bank, and Robert C. Buehner, a director of the Company, who act as trustees of the plan ("Trustees"). As of the Voting Record Date, all shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and allocated shares for which employees do not give instructions will be voted in the same ratio on any matter as to those shares for which instructions are given.

(3) Includes 35,500 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date.

(4) Includes 21,820 shares held jointly with Mr. Buehner's wife with whom voting and dispositive power is shared, 5,818 shares owned by Mr. Buehner's wife, which Mr. Buehner may be deemed to beneficially own, and 38,800 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Voting Record Date. Does not include shares owned by the ESOP for which Mr. Buehner is a Trustee.

(5) Includes 23,199 shares held jointly with Mr. Kropidlowski's wife with whom voting and dispositive power is shared, 15,053 shares held in the Company's Retirement Plan allocated to Mr. Kropidlowski's account, 7,221 shares held in the ESOP allocated to Mr. Kropidlowski's account, and 27,715 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date.

(6) Includes 8,660 shares held jointly with Mr. Larson's wife, with whom voting and dispositive power is shared, 1,368 shares held by Mr. Larson's children, which may be deemed to be beneficially owned by Mr. Larson, and 37,500 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Voting Record Date.

(7) Includes 17,500 shares held jointly with Mr. Muck's wife with whom voting and dispositive power is shared, 2,320 shares owned by Mr. Mucks' wife, which Mr. Mucks may be deemed to beneficially own, and 39,500 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Voting Record Date.

(8) Includes 16,350 shares held jointly with Mr. Richter's wife with whom voting and dispositive power is shared, 1,024 shares owned by Mr. Richter's wife, which Mr. Richter may be deemed to beneficially own, and 39,500 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Voting Record Date.

(9) Includes 820 shares held in a trust for Mr. Robertson's minor grandchild for which Mr. Robertson serves as trustee, 1,274 shares owned by Mr. Robertson's wife, which may be deemed to be beneficially owned by Mr. Robertson, and 39,500 shares which may be acquired pursuant to the exercise of stock options which are exercisable within 60 days of the Voting Record Date.

(10) Includes 280,846 shares held jointly with Mr. Timmerman's wife (including 226,847 shares held in a living trust for their benefit), 66,736 shares held in the Company's Retirement Plan allocated to Mr. Timmerman's account, 13,251 shares held in the ESOP allocated to Mr. Timmerman's account, 1,200 restricted shares granted pursuant to the Company's Management Recognition Plans and 410,952 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date. Does not include 211,123 shares of Common Stock held by a rabbi trust established by the Bank to fund certain benefits to be paid to Mr. Timmerman pursuant to a deferred compensation agreement entered into between the Bank and Mr. Timmerman, a Supplement Executive Retirement Plan and an Excess Benefit Plan; Mr. Timmerman does not possess voting or investment power with respect to such shares. See "Executive Compensation - Deferred Compensation Agreement" and "- Supplemental Executive Retirement Plan and Excess Benefit Plan."

(11) Includes 57,950 shares held jointly with Mr. Cattelino's wife, with whom voting and dispositive power is shared, 250 shares owned by Mr. Cattelino's wife and 2,000 shares owned by Mr. Cattelino's children, which Mr. Cattelino may be deemed to beneficially own, 17,768 shares held in the Company's Retirement Plan allocated to Mr. Cattelino's account, 11,474 shares held in the ESOP allocated to Mr. Cattelino's account, and 74,756 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date. Does not include 4,822 shares of Common Stock held by a rabbi trust established by the Bank to fund certain benefits pursuant to an Excess Benefit Plan. See "Executive Compensation - Supplemental Executive Retirement Plan and Excess Benefit Plan."

(12) Includes 71,200 shares held jointly with Mr. Helser's wife, with whom voting and dispositive power is shared, 900 shares held by Mr. Helser's wife in trust for the benefit of their children, which Mr. Helser may be deemed to beneficially own, 18,591 shares held in the Company's Retirement Plan allocated to Mr. Helser's account, 11,468 shares held in the ESOP allocated to Mr. Helser's account, and 68,256 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date. Does not include 4,822 shares of Common Stock held by a rabbi trust established by the Bank to fund certain benefits pursuant to an Excess Benefit Plan. See "Executive Compensation - Supplemental Executive Retirement Plan and Excess Benefit Plan."

(13) Includes 700 shares held by Mr. Weimert's children, which may be deemed to be beneficially owned by Mr. Weimert, 3,958 shares held in the Company's Retirement Plan allocated to Mr. Weimert's account, 8,889 shares held in the ESOP allocated to Mr. Weimert's account, and 12,392 shares which may be acquired pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date.

(14) Includes 150,082 shares held in the Company's Retirement Plan allocated to the accounts of executive officers, 1,200 restricted shares granted to executive officers pursuant to the Company's Management Recognition Plans, for which executive officers possess sole voting power and no investment power, and 886,473 shares which executive officers and directors as a group may acquire pursuant to the exercise of stock options exercisable within 60 days of the Voting Record Date. Does not include 220,767 shares held by a rabbi trust established by the Bank to fund certain benefits to be paid to certain executive officers of the Company. See Note 10 above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the 1934 Act, the Company's directors, officers and any persons holding more than 10% of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission ("Commission") and the National Association of Securities Dealers, Inc. ("NASD") by specific dates. Based on representations of its directors and officers and copies of the reports that they have filed with the Commission and the NASD, the Company believes that all of these filing requirements were satisfied by the Company's directors and officers during the year ended March 31, 1998.

                             EXECUTIVE COMPENSATION

SUMMARY

     The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer and the most highly compensated executive officers of the Company whose total compensation during the last fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE




====================================================================================================================================
                                           Annual Compensation                     Long Term Compensation
                                 -----------------------------------------------------------------------------------
                                                                                   Awards             Payouts          All Other
       Name and          Fiscal                        Other Annual                                                  Compensation
  Principal Position      Year   Salary (1)   Bonus    Compensation (2)                                                   (5)
                                                                           -----------------------------------------
                                                                             Stock                      LTIP
                                                                           Grants(3)      Options(4)  Payouts
------------------------------------------------------------------------------------------------------------------------------------
Douglas J. Timmerman      1998     $437,002  $135,500        $0             $41,850        70,000       $0               $36,410
President and Chief       1997      435,502   101,697         0              42,075        51,000        0                73,764
Executive Officer         1996      435,000   112,662         0              41,100        82,500        0                70,724
------------------------------------------------------------------------------------------------------------------------------------
J. Anthony Cattelino      1998     $120,988  $ 42,398        $0             $ 4,963        15,000       $0               $11,902
Vice President and        1997      117,887    36,924         0               3,400         4,256        0                46,814
Secretary                 1996      115,275    39,953         0                   0        15,000        0                42,608
------------------------------------------------------------------------------------------------------------------------------------
Michael W. Helser         1998     $120,988  $ 42,398        $0             $ 4,963        15,000       $0               $11,902
Treasurer and Chief       1997      117,887    36,924         0               3,400         4,256        0                46,814
Financial Officer         1996      115,275    39,953         0                   0        15,000        0                42,574
------------------------------------------------------------------------------------------------------------------------------------
Donald D. Kropidlowski    1998     $ 99,948  $ 35,240        $0             $ 4,963         6,000       $0               $17,010
Senior Vice President     1997       97,988    30,692         0               3,400         3,000        0                44,560
                          1996       71,314         0         0                   0         5,000        0                24,253
------------------------------------------------------------------------------------------------------------------------------------
David L. Weimert          1998     $ 96,540  $ 37,787        $0             $ 4,963         6,000       $0               $11,168
First Vice President -    1997       94,650    81,418         0               3,400         2,892        0                45,807
Lending Operations        1996       92,762    33,115         0                   0         5,000        0                39,032
====================================================================================================================================

(1) Includes amounts deferred by the executive officer pursuant to the Company's Retirement Plan, a defined contribution plan which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code").

(2) Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of automobiles leased by the Company, payment of club dues and parking privileges. In the opinion of management of the Company, the costs to the Company of providing such benefits to any individual executive officer during the indicated periods did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(3) Represents the grant of shares of restricted Common Stock pursuant to the Company's Management Recognition Plans, which were deemed to have had the indicated value at the date of grant. The awards vest within six months from the date of grant. The aggregate amount of restricted Common Stock held by Mr. Timmerman at March 31, 1998 had a fair market value of $52,800.

(4) Consists of awards granted pursuant to the Company's 1992 Stock Incentive Plan or 1995 Stock Incentive Plan which are exercisable at the rate of either 25%, 33.3%, 50% or 100% per year commencing on the date of grant.

(5) In fiscal 1998, consists of amounts allocated or paid by the Company on behalf of Messrs. Timmerman, Cattelino, Helser, Weimert and Kropidlowski pursuant to the Company's ESOP of $8,272, $8,272, $8,272, $8,272 and $7,612, respectively, and the Company's Retirement Plan of $4,038, $3,630, $3,630, $2,896 and $2,998, respectively, as well as the payment of director's fees to Messrs. Timmerman and Kropidlowski in the amount of $24,100 and $6,400, respectively.

STOCK OPTIONS

     The following table sets forth certain information concerning individual grants of stock options pursuant to the Company's 1992 Stock Incentive Plan or 1995 Stock Incentive Plan awarded to the named executive officers during the year ended March 31, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR


======================================================================================================================
                                                                                         Potential Realizable Value
                                                                                          at Assumed Annual Rates
                                  Individual Grants                                     of Stock Price Appreciation
                                                                                            for Option Term (3)
----------------------------------------------------------------------------------------------------------------------
                                 % of Total Options Granted    Exercise     Expiration
                        Options       to Employees (1)         Price (2)      Date              5%             10%
         Name           Granted
----------------------------------------------------------------------------------------------------------------------
Douglas J. Timmerman     60,000            23.1%               $21.5625       06/10/07     $2,107,200      $3,355,800
----------------------------------------------------------------------------------------------------------------------
Douglas J. Timmerman     10,000             3.9                 33.0625       12/17/07        538,600         857,600
----------------------------------------------------------------------------------------------------------------------
J. Anthony Cattelino     15,000             5.8                 21.5625       06/10/07        526,800         838,950
----------------------------------------------------------------------------------------------------------------------
Michael W. Helser        15,000             5.8                 21.5625       06/10/07        526,800         838,950
----------------------------------------------------------------------------------------------------------------------
David L. Weimert          6,000             2.3                 21.5625       07/15/07        210,720         335,580
----------------------------------------------------------------------------------------------------------------------
Donald D. Kropidlowski    6,000             2.3                 21.5625       07/15/07        210,720         335,580
======================================================================================================================

(1) Percentage of options granted to all employees during the fiscal year ended March 31, 1998.

(2) In all cases the exercise price was based on the fair market value of a share of Common Stock on the date of grant.

(3) Assumes compounded rates of return for the remaining life of the options and future stock prices of $35.12 and $55.93 for grants whose exercise price of $21.5625 and $53.86 and $85.76 for grants whose exercise price of $33.0625 at compounded rates of return of 5% and 10%, respectively.

     The following table sets forth certain information concerning exercises of stock options granted pursuant to the Company's stock option plans by the named executive officers during the fiscal year ended March 31, 1998 and options held at March 31, 1998.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR END OPTION VALUES


====================================================================================================================================
                             Shares
                           Acquired on       Value        Number of Unexercised Options     Value of Unexercised Options at Year
         Name               Exercise        Realized              at Year End                              End (1)
                                                          -----------------------------     ----------------------------------------
                                                          Exercisable  Unexercisable        Exercisable           Unexercisable
------------------------------------------------------------------------------------------------------------------------------------
Douglas J. Timmerman          26,048        $655,820      355,453         95,500            $12,663,326              $2,126,000
------------------------------------------------------------------------------------------------------------------------------------
J. Anthony Cattelino          16,500         524,500       69,756         15,000              2,459,287                 336,562
------------------------------------------------------------------------------------------------------------------------------------
Michael W. Helser             18,300         559,896       65,256         15,000              2,279,287                 336,562
------------------------------------------------------------------------------------------------------------------------------------
David L. Weimert               6,250         141,094       10,392          6,000                315,834                 115,125
------------------------------------------------------------------------------------------------------------------------------------
Donald D. Kropidlowski             0               0       33,783          6,000              1,288,787                 115,125
====================================================================================================================================

(1) Based on a per share market price of $44.00 at March 31, 1998.

COMPENSATION OF DIRECTORS

     BOARD FEES. Each member of the Board of Directors of the Company is paid a fee of $1,500 for each regular quarterly Board meeting attended. In addition, each director of the Bank also is paid a fee of $1,500 for each regular meeting of the Board of Directors of the Bank attended. Directors of the Company and the Bank also receive a fee of $350 for each regular committee meeting of the Board attended and $750 for each special Board meeting attended.

     DIRECTORS' DEFERRED COMPENSATION PLAN. The Company and the Bank maintain plans under which members of their Boards of Directors may elect to defer receipt of all or a portion of their director's fees. Under the plans, the Company and the Bank are obligated to repay the deferred fees, semi-annually over a five year period together with interest at a stated rate, upon the participating director's resignation from the Board of Directors. During the year ended March 31, 1998, no director deferred funds pursuant to these deferred compensation plans.

     DIRECTORS' STOCK OPTION PLANS. The Company has adopted the 1992 Directors' Stock Option Plan (the "1992 Directors' Plan") and the 1995 Stock Option Plan for Non-Employee Directors (the "1995 Directors' Plan") each of which provides for the grant of compensatory stock options to non-employee directors of the Company and the Bank. Pursuant to the 1992 Directors' Plan, each director of the Company or the Bank who is not an employee of the Company or any subsidiary was granted an option to purchase 5,000 shares of Common Stock at the actual purchase price of a share of Common Stock in the Company's initial public offering thereof on July 15, 1992. Pursuant to the 1995 Directors' Plan, each non-employee director was granted an option to purchase 10,000 shares of Common Stock on May 12, 1995, the date the 1995 Directors' Plan was approved by the Board of Directors. Also, each non-employee director is granted an option to purchase 2,000 shares of Common Stock upon re-election to the Board. In addition, each new non-employee director of the Company or the Bank will receive similar options to purchase Common Stock upon election to the Board of Directors. The exercise price of such options is the fair market value of a share of Common Stock on the date of grant. Options granted pursuant to the Directors' Plans become vested and exercisable six months from the date of grant.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors is responsible for developing compensation guidelines reflected in the compensation program offered to the executive officers of the Company and Bank. In addition to compensation and benefits, the Compensation Committee of the Company also has exclusive jurisdiction over the administration and grants relating to all Stock Option Plans and/or Management Recognition Plans. During the fiscal year ended March 31, 1998, the members of the Committee were Messrs. Robert C. Buehner (Chairman), Bruce A. Robertson and Pat Richter. No member of the Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. The report of the Compensation Committee with respect to compensation for the Chief Executive Officer and all other executive officers for the fiscal year ended March 31, 1998 is set forth below.

     During the 1998 fiscal year, the Committee met two (2) times. However, it should be noted that the Committee members meet informally at least quarterly. The members of the Compensation Committee of both the Company and Bank are identical. No member of the Committee is an employee of the Company or any subsidiary. In addition to their basic, overall responsibility for compensation, the Committee believes its deliberations, recommendations, and actions meet the SEC Rules to provide certain data and information regarding the compensation practices of the Company and Bank.

     Officers of the Company are not separately compensated for their service in such capacity and are paid only for their service as officers of the Bank. An affiliated interest agreement exists between the Company and Bank. State and Federal regulators have not taken objection to its terms and conditions which seek to fairly reimburse the Bank for activities of any officer or employee on behalf of the Company.

GENERAL COMPENSATION POLICIES

     The broad general salary and benefit policies and procedures are determined by the Committee. The Committee uses outside consultants, market studies, and published compensation data to review competitive rates of pay, to establish salary ranges, and to recommend base salary and bonus pay levels.
The compensation survey information is drawn from both national and regional financial research organizations that report compensation practices and salary levels for executive positions at comparable size financial institutions.

     With respect to the Company's officers other than Mr. Timmerman, the Compensation Committee considered salary and bonus recommendations prepared by Mr. Timmerman or other executive officers to determine fiscal 1998 compensation. The Committee's objective is to offer competitive compensation programs in order to attract and retain those key officers who are crucial to the long-term success of the Company and the Bank.

     In general, the Committee has sought to design a compensation package in which a significant portion of the compensation paid to senior management (including named officers) be incentive-based since those individuals have more control and influence over the direction and performance of the Company and the Bank. In this way, a direct link is sought between executive compensation and the annual and long-term performance of the Company and the Bank. Integration of all decisions regarding stock options and/or grants insures the Committee that the compensation package is viewed in its entirety on an annual basis.

     Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for their approval.

EXECUTIVE COMPENSATION

     The compensation package offered to the executive officers of the Company and the Bank reflects the Committee's attempt to mix and balance various components such as salary, short and long term incentives, stock options and restricted stock as well as benefits available under the various employee plans.

     The Committee continues to utilize consultant reports on compensation and benefits appropriate for the Company and the Bank. The objective is focused on the appropriateness and level of compensation for all executive officers, including the President, and the appropriateness of various incentive and benefit programs for senior officers.

     The Committee closely monitors those elements that are believed to enhance shareholder value. Included in that analysis are such items as the level of profits, earnings per share (EPS), return on average equity (ROE), return on average assets (ROA), operational efficiency (efficiency ratio) as well as the attainment of personal or unit goals. Of all the financial statistics reviewed, return on average equity is considered most important.

     The Committee continues to use a peer group (as designed by the consultant) which includes investor-owned midwestern thrifts, savings banks, and commercial banks of similar size, organizational complexity, geographic location, and structure. It is the sole discretion of the Committee as to the interpretation of or weight given to each performance measure and its
translation into short-term awards.   The Committee recognizes that through
consolidation, the peer group does change in its absolute makeup. The consultant continues to critique the substitution of new peer group members as these changes occur. The Committee is highly desirous of causing the short-term incentive plan to be consistent in its application from year to year. The Committee continues to be pleased with its effectiveness in motivating senior management.

     Stock option grants with deferred vesting, and stock option awards provide the basis for a long-term incentive program. The objective of these options is to create a direct link between executive compensation and long-term Company performance. In determining the appropriate level of stock-based allotments, the Committee considers the Executive's contribution toward Company and Bank performance. To encourage growth in shareholder value, stock options are granted to key management personnel who are in a position and have the responsibility to make a substantial contribution to the long-term success of the Company. The Compensation Committee believes this focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

     The Committee granted stock options to the executive management group during fiscal 1998. The executive management group is comprised of Messrs. Timmerman, Cattelino, Helser, Kropidlowski, Bertucci, Nichols, Osterholz and Weimert who were granted options to purchase 70,000, 15,000, 15,000, 6,000, 6,000, 6,000, 6,000, and 6,000 shares respectively. Additional options amounting to 69,600 were granted to other nonexecutive officers. These were granted at 100% of the fair market value as of the grant date. Accordingly, the value of the options will be completely dependent on the future market value of the Common Stock. In addition, the Board of Directors approved the acquisition of 50,000 common shares for the ESOP to benefit all full-time employees.

     The Compensation Committee's policy with respect to other employee benefit plans is to provide competitive benefits to employees of the Company and the Bank, including executive officers. A competitive comprehensive benefit program is essential to achieving the goal of retaining and attracting highly-qualified employees.

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended
(Code), the tax deduction by corporate taxpayers is limited with respect to the compensation of certain executive officers above specified limits unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon current compensation levels and the Personnel Committee's commitment to link compensation with performance as described in this report, the Personnel Committee currently intends to qualify compensation paid to the executive officers of the Company and the Bank for deductibility by the Company under
Section 162(m) of the Code.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation paid for fiscal 1998 to the Chief Executive Officer of the Company and the Bank, Douglas Timmerman, reflects the considered judgment of the Committee embracing the policy and process described previously.

     Mr. Timmerman's base salary increased to $445,000 for fiscal 1999. This is an increase of 1.8% over fiscal 1998. In determining the Chief Executive Officer's fiscal 1999 salary, the Committee continued to consider salaries offered by publicly owned savings institutions and banks nationwide, as well as the consultant study referred to previously. In addition, the Committee chose to consider the Bank's return on assets for the fiscal year 1998 of 1.07% as compared with 0.76% for fiscal 1997. Net income increased to $20.5 million for fiscal 1998 from $13.9 million the previous year. Additionally, return on average equity grew from 11.78% in 1997 to 16.20% in 1998; the Company stock price approximately doubled; and a 2 for 1 stock split was distributed to all
shareholders.   Cash dividends were increased by 30.5% to $.32 per share
annually. Total assets grew to $2.0 billion at March 31, 1998. In establishing the Chief Executive Officer's salary, the Committee also considered Mr. Timmerman's contribution to controlling the Bank's operating expenses, the market performance of the Common Stock (see performance information) and Mr. Timmerman's contribution to the community through his involvement with various charitable and civic groups.

     Taking note of the Company's 5th consecutive record earnings per share and the performance of the Company's stock during fiscal 1997, Mr. Timmerman was granted an incentive award of $135,500 (30.45% of salary). The incentive award for fiscal 1998 has not yet been determined. The bonus was contingent upon the achievement goals and targets as determined by the Committee. Mr. Timmerman also received an award of 1,200 MRP shares during fiscal 1998 and had 1,000 shares of Company stock allocated to the Deferred Compensation Trust for his account as part of his payout under the Incentive Compensation Program.


Dated May 13, 1998                             Respectfully submitted:




                                               Robert C. Buehner, Chairman
                                               Pat Richter, Director
                                               Bruce A. Robertson, Director

PERFORMANCE GRAPH

     The following graph compares the yearly cumulative total return on the Common Stock over a measurement period since March 31, 1993 with (i) the yearly cumulative total return on the stocks included in the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") Stock Market Index (for United States companies) and (ii) the yearly cumulative total return on the stocks included in the Media General Peer Group Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.




                          PLOT POINTS FOR BAR GRAPH

             Anchor BanCorp      Media General        NASDAQ Stock
             Wisconsin Inc.     Peer Group Index      Market (U.S.)
3/31/93         100.00               100.00              100.00
3/31/94         102.71               102.94              115.57
3/31/95         149.98               116.64              122.61
3/31/96         192.33               165.00              164.91
3/31/97         255.56               229.71              184.50
3/31/98         513.97               382.49              278.82

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company and the Bank (collectively the "Employers") have entered into employment agreements with Messrs. Timmerman, Cattelino, Helser and Kropidlowski pursuant to which the Employers agreed to employ these persons in their current positions for a term of three years, two years, two years and one year, respectively, at their current salary of $445,000, $125,000, $125,000 and $99,948, respectively. On an annual basis, the Board of Directors of the Employers may extend the employment term for an additional year, following an explicit review by such Boards of Directors of the officer's employment under the employment agreement. The officer shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, retirement or death. In the event that the officer's employment is terminated due to disability, as defined, he shall be paid 100% of his salary at the time of termination for a period of one year after termination and thereafter an annual amount equal to 75% of such salary for any remaining portion of the employment term, which amounts shall be offset by payments received from any disability plans of the Employers and/or any governmental social security or workers compensation program. In the event that prior to a Change in Control, as defined, (i) the officer terminates his employment because of failure of the Employers to comply with any material provision of the employment agreement or
(ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death, the officer shall be entitled to (i) severance payments for a 36-month period in the case of Mr. Timmerman, a 24-month period in the case of Messrs. Cattelino and Helser, and a 12-month period in the case of Mr. Kropidlowski which payments shall be based on the highest rate of base salary of the officer during the three years preceding the termination of employment, and (ii) continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans in which the officer was entitled to participate immediately prior to termination (other than retirement, deferred compensation and stock compensation plans) until the earlier of expiration of the applicable severance period and the officer's obtainment of full time employment by another employer which provides substantially similar employee benefits at no cost to the officer. In the event that the officer's employment is terminated by either of the Employers other than for cause, disability, retirement or death following a Change in Control, or the officer terminates his employment under such circumstances because certain adverse actions are taken by the Employers with respect to the officer's employment during the 24-month period and 12-month period following a Change in Control in the case of Mr. Timmerman and Messrs. Cattelino and Helser, respectively, the officer would be entitled to (i) severance payments for a 36-month period in the case of Messrs. Timmerman and Kropidlowski and a 24-month period in the case of Messrs. Cattelino and Helser, which payments shall be based on the highest rate of base salary of the officer during the three years preceding the termination of employment plus the total bonus and incentive compensation paid to or vested in the officer on the basis of his most recently completed calendar year of employment, (ii) the benefits specified in clause (ii) in the immediately preceding sentence for the applicable severance period and (iii) supplemental benefits under the retirement and deferred compensation plans and individual insurance policies maintained by the Employers, determined as if the officer had accumulated the additional years of credited service thereunder that he would have received had he continued in the employment of the Bank during the applicable severance period at the annual compensation level represented by his severance pay. A Change in Control is defined in the employment agreements to include any change in control of the Company or the Bank that would be required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the outstanding voting securities of the Company or the Bank and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

     In May 1996, the Company and the Bank also entered into severance agreements with Messrs. Osterholz, Weimert and Bertucci. Pursuant to these agreements, an officer would receive specified benefits in the event that his employment was terminated by either of the Employers other than for cause, disability, retirement or death following a Change in Control, as defined above, or the officer terminated his employment under such circumstances because certain adverse actions are taken by the Employers with respect to the officer's employment. The benefits payable under such circumstances consist of
(i) severance payments for a 12-month period or, at the officer's option, a single cash payment in an amount equal to the amount that would have been paid over the severance period, (ii) continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans in which the officer was entitled to participate immediately prior to termination (other than retirement, deferred compensation or stock compensation plans of the Employers) until the earlier of expiration of the 12-month severance period and the officer's obtainment of full-time employment by another employer which provides substantially similar benefits at no cost to the officer and (iii) supplemental benefits under the retirement and deferred compensation plans and individual insurance policies maintained by the Employers, determined as if the officer had accumulated the additional years of credited service thereunder that he would have received had he continued in the employment of the Bank during the applicable severance period at the annual compensation level represented by his severance pay.

     The employment agreements and the severance agreements provide that in the event any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced, in the manner determined by the officer, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Excess parachute payments generally are payments in excess of three times the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred ("base amount"). Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

DEFERRED COMPENSATION AGREEMENT

     In December 1986, the Bank and Mr. Timmerman entered into a deferred compensation agreement pursuant to which the Bank agreed to pay Mr. Timmerman or his beneficiary the sum of $300,000 over ten years upon his retirement, death, disability, termination without his consent, or termination for health reasons. This agreement was amended in July 1992 to provide that the amount to be distributed thereunder shall be paid in shares of Common Stock based on the then-existing value of the amount of Common Stock, including fractional shares, which could be purchased in the initial public offering of Common Stock by the Company with $300,000 (regardless whether such shares actually were purchased in this manner). The Bank funded the payment of shares under the deferred compensation agreement by initially contributing $300,000 (which it previously had expensed for financial statement reporting purposes) and an additional

$90,000 to a rabbi trust (the "Trust") which purchased 30,000 shares of Common Stock in the open market following consummation of the Company's initial public offering. In December 1997, the Company contributed 1,000 shares of Common Stock to the Trust for the benefit of Mr. Timmerman. The shares of Common Stock held in the Trust are voted by an independent trustee prior to distribution to Mr. Timmerman in accordance with the terms of the deferred compensation agreement.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AND EXCESS BENEFIT PLAN

     In fiscal 1994, the Bank adopted a Supplemental Executive Retirement Plan ("SERP") in order to supplement the retirement benefits of Mr. Timmerman, and any other officers of the Bank who may be designated pursuant to the SERP, to be received pursuant to the Company's Retirement Plan and the ESOP. Under the SERP, upon retirement from the Company or the Bank at or after the participant's normal retirement date of age 62, a participant shall be entitled to receive an annual retirement benefit equal to the product of (i) 60% of the participant's final average earnings and (ii) a factor, no greater than one, the numerator of which is the participant's years of service and the denominator of which is 15 (the "accrued benefit"). A participant who, with the consent of the administering committee, retires after the early retirement date of age 55 but prior to the normal retirement date is entitled to receive an annual benefit equal to the vested amount of his or her accrued benefit as of the retirement date, as defined in the SERP, reduced by a factor of .25% for each full month by which the date of retirement precedes the participant's normal retirement date. "Final average earnings" is defined in the SERP to mean the average of the highest annual "considered compensation" received by a participant during any three of the current and preceding five calendar years. The Company does not believe that "considered compensation," as defined, differs substantially (by more than 10%) from that set forth in the Summary Compensation Table set forth above. At March 31, 1998, Mr. Timmerman's final average earnings amounted to $541,636 and Mr. Timmerman had 20 years of service with the Bank for purposes of the SERP.

     During fiscal 1994, the Bank also adopted an Excess Benefit Plan ("EBP") for the purpose of permitting employees of the Bank who may be designated pursuant to the EBP to receive certain benefits that the employee otherwise would be eligible to receive under the Company's Retirement Plan and ESOP but for the limitations set forth in Sections 401(a)(17), 402(g) and 415 of the Code. During fiscal 1994, Mr. Timmerman was designated as a participant in the EBP, and during fiscal 1995 Messrs. Helser and Cattelino were designated as participants in the EBP. Pursuant to the EBP, during any fiscal year the Bank generally shall permit a participant to defer the excess of (i) the amount of salary that a participant would have been able to defer under the Retirement Plan but for limitations in the Code over (ii) the actual amount of salary actually deferred by the participant pursuant to the Retirement Plan (provided that the participant executes a supplemental deferral agreement at the times and in the manner set forth in the EBP). The EBP also generally provides that during any fiscal year the Bank shall make matching contributions on behalf of the participant in an amount equal to the amount of matching contributions that would have been made by the Bank on behalf of the participant but for limitations in the Code, less the actual amount of matching contributions actually made by the Bank on behalf of the participant. Finally, the EBP generally provides that during any fiscal year a participant shall receive a supplemental ESOP allocation in an amount equal to the amount which would have been allocated to the participant but for limitations in the Code, less the amount actually allocated to the participant pursuant to the ESOP. The supplemental benefits to be received by a participant pursuant to the EBP shall be credited to an account maintained pursuant to the EBP within 30 days after the end of each fiscal year.

     During fiscal 1994, the Bank also amended the Trust to permit contributions by the Bank to fund the Bank's obligations under the SERP and the EBP, and in April 1994 the Bank amended the EBP to provide that a participant may elect to direct that amounts credited to the participant's account thereunder shall be treated as if they were actually invested in an interest bearing account, shares of Common Stock or in shares of a mutual fund selected by the participant.

EMPLOYEE LOAN PROGRAMS

     In accordance with applicable federal laws and regulations, the Bank used to offer mortgage loans to its directors, officers and employees for the financing of their primary residences and certain other loans. Generally, prior to the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), the Bank offered mortgage loans to its directors and executive officers with interest rates equal to the Bank's cost of funds rounded up to the next highest one-quarter percentage. In addition, loan commitment fees were waived. Consumer loans up to $25,000 were offered to the same individuals at the Bank's cost of funds plus one-half percent rounded to the nearest one-quarter percent. Employees were offered similar preferential terms but at slightly higher interest rates. Except for interest rates and fees, loans made to directors, officers and employees generally were made on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

     As a result of FIRREA's application of Section 22(h) of the Federal Reserve Act to savings associations, any credit extended by a savings association, such as the Bank, and its subsidiaries to its executive officers, directors and, to the extent otherwise permitted, principal stockholder(s), or any related interest of the foregoing, must (i) be on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the savings association with non-affiliated parties; (ii) be pursuant to underwriting standards that are no less stringent than those applicable to comparable transactions with non-affiliated parties;
(iii) not involve more than the normal risk of repayment or present other unfavorable features; and (iv) not exceed, in the aggregate, the institution's unimpaired capital and surplus, as defined. Subsequent to the enactment of FIRREA in August 1989, the Bank adopted a policy to no longer make loans at preferential interest rates to its directors and officers with a title of vice president or above. At March 31, 1998, the Bank had 11 loans with an aggregate principal balance of $1.2 million outstanding to directors and officers with a title of vice president or above, which represented .9% of the Bank's unimpaired capital and surplus at such date.

     The following table sets forth information as to all directors and executive officers, including members of their immediate families and affiliated entities, who had loans with the Bank aggregating $60,000 or more during the fiscal year ended March 31, 1998.


                                                                               Highest Balance      Principal     Interest Rate as
    Name and Position or                 Nature of                Year Loan  from April 1, 1997    Balance at     of  March 31,
        Relationship                  Indebtedness (1)               Made     to March 31, 1998   March 31, 1998        1998
----------------------------        ----------------------------  ---------  ------------------   --------------  ----------------
Pat Richter
Director                            Residential Mortgage             1993         $363,190.97     $341,833.85            6.625%

Douglas J. Timmerman
Chairman, President and             Residential Mortgage             1988          110,201.59            0.00            4.000
Chief Executive Officer             Residential Mortgage             1997          560,000.00            0.00            7.800

Michael W. Helser
Senior Vice President -
Finance                             Residential Mortgage             1997          175,000.00            0.00            6.550

J. Anthony Cattelino
Senior Vice President -             Residential Mortgage Line of     1987          113,511.14      110,257.19            5.250
Marketing and Retail                Credit                           1995           39,159.51            0.00           10.000
Administration                      2nd Mortgage                     1993            7,114.29            0.00            7.750

David L. Weimert                    Residential Mortgage             1993          109,007.75            0.00            6.250
First Vice President - Lending      Residential Mortgage             1998          106,000.00      106,000.00            7.200
Operations



Ronald R. Osterholz                 2nd Mortgage                     1996           28,373.32            0.00            8.000
Vice President - Human              Commercial Loan                  1997           10,000.00            0.00            9.250
Resources                           2nd Mortgage                     1997           36,500.00       34,902.58            7.890
                                    Commercial Loan                  1997            2,000.00            0.00            9.500
                                    Residential Mortgage             1988          100,549.96       97,634.88            5.000


Donald F. Bertucci                  Line of Credit                   1996           10,874.66            0.00            9.500
First Vice President - Loan         Residential Mortgage             1993           70,973.45       68,380.12            7.520
Administration


Daniel K. Nichols                   Line of Credit                   1994            9,984.26        9,412.42           11.400
First Vice President -              Residential Mortgage             1993          168,667.75            0.00            6.250
Commercial Lending                  Residential Mortgage             1998          210,000.00      210,000.00            6.900


Donald Kropidlowski                 Residential Mortgage             1994          110,661.49      110,080.18            7.000
Senior Vice President and
Director

-------------------------------
(1) Loans are secured by borrower's principal residence, except as otherwise indicated.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                 (PROPOSAL TWO)


     The Board of Directors of the Company has appointed Ernst & Young LLP, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending March 31, 1999, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

     The Company has been advised by Ernst & Young LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Ernst & Young LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 1999.

                             STOCKHOLDER PROPOSALS


     Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in July 1999, must be received at the principal executive offices of the Company, 25 West Main Street, Madison, Wisconsin 53703, Attention: J. Anthony Cattelino, Vice President and Secretary, no later than February 19, 1999. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the 1934 Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.

     Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the 1934 Act may be brought before an annual meeting pursuant to Article II, Section 2.17 of the Company's Bylaws, which provides that business at an annual meeting of stockholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of the proxy materials by the Company for the immediately preceding annual meeting. A stockholder's notice must set forth as to each matter the stockholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of Common Stock of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

                                 ANNUAL REPORTS


     A copy of the Company's Annual Report on Form 10-K for the year ended March 31, 1998 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.


                                 OTHER MATTERS


     Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

June 19, 1998


To:      Participants in the Retirement Plan of AnchorBank, S.S.B.


As described in the attached materials, your proxy as a stockholder of Anchor BanCorp Wisconsin Inc. (the "Company") is being solicited in connection with the proposals to be considered at the Company's upcoming Annual Meeting of Stockholders. We hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of Common Stock of the Company allocated to your account under the AnchorBank Retirement Plan ("Retirement Plan") will be voted.

Enclosed with this letter is the Proxy Statement which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares allocated to your account, and a postage paid return envelope. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the Retirement Plan by marking, dating, signing and returning the enclosed voting instruction ballot to Old Kent Bank, the Trustee of the Retirement Plan (the "Trustee"), in the accompanying envelope. Your voting instructions will remain completely confidential. Only representatives of the Trustee, who will tabulate the voting instructions, will have access to your ballots. The Trustee will certify the totals to the Company for the purpose of having those shares voted. No person associated with the Company or the Bank will see the individual voting instructions.

We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for the Retirement Plan are not received, the shares allocated to your account will be voted by the Trustee. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note that the enclosed material relates to those shares which have been allocated to your account under the Retirement Plan. You will receive other voting materials for those shares owned by you individually and not under the Retirement Plan.

Sincerely,

/s/ Douglas J. Timmerman
-------------------------
Douglas J. Timmerman
President

sgb

[ANCHOR BANCORP LETTERHEAD]


June 19, 1998


To: Participants in the Anchor BanCorp Wisconsin Inc. Employee Stock Ownership Plan


As described in the attached materials, your proxy as a stockholder of Anchor BanCorp Wisconsin Inc. (the "Company") is being solicited in connection with the proposals to be considered at the Company's upcoming Annual Meeting of Stockholders. We hope you will take advantage of the opportunity to direct the manner in which shares of Common Stock of the Company allocated to your account under the Anchor BanCorp Wisconsin Inc. Employee Stock Ownership Plan ("ESOP") will be voted.

Enclosed with this letter is the Proxy Statement which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares allocated to your account, and a postage paid return envelope. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the ESOP by marking, dating, signing and returning the enclosed voting instruction ballot to the Administrators of the ESOP in the accompanying envelope. The ESOP Administrators will certify the totals to the Company for the purpose of having those shares voted by the Trustees of the ESOP.

We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for the ESOP are not received, the shares allocated to your account will be voted by the Trustees in the same ratio on each matter for which instructions for allocated shares are received from all participants. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note that the enclosed material relates to those shares which have been allocated to your account under the ESOP. You will receive other voting materials for those shares owned by you individually and not under the ESOP.

Sincerely,


/s/ Douglas J. Timmerman
-------------------------
Douglas J. Timmerman
President

sgb

[ANCHOR BANCORP LETTERHEAD]


June 19, 1998


To: Persons Granted Restricted Stock Under the Management Recognition Plans of Anchor BanCorp Wisconsin Inc.


As described in the attached materials, your proxy as a stockholder of Anchor BanCorp Wisconsin Inc. (the "Company") is being solicited in connection with the proposals to be considered at the Company's upcoming Annual Meeting of Stockholders. We hope you will take advantage of the opportunity to direct the manner in which shares of restricted Common Stock of the Company granted to you pursuant to the Company's Management Recognition Plans ("Recognition Plans") will be voted.

Enclosed with this letter is the Proxy Statement which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the restricted shares granted to you and a postage paid return envelope. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the Recognition Plans by marking, dating, signing and returning the enclosed voting instruction ballot to the Administrators of the Recognition Plans in the accompanying envelope. The Plan Administrators will certify the totals to the Company for the purpose of having those shares voted by the Trustees of the Recognition Plans.

We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for the Recognition Plans are not received, the shares granted to you will be voted by the Trustees of the Recognition Plans. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note that the enclosed material relates to those shares which have been granted to you under the Recognition Plans. You will receive other voting materials for those shares owned by you individually and not under the Recognition Plans.

Sincerely,


/s/ Douglas J. Timmerman
-------------------------
Douglas J. Timmerman
President

sgb

                          ANCHOR BANCORP WISCONSIN INC.
                         ANNUAL MEETING OF STOCKHOLDERS


         The undersigned hereby instructs the Trustees of the Trust created pursuant to the Management Recognition Plans ("Recognition Plans") of Anchor BanCorp Wisconsin, Inc. (the "Company"), to vote the shares of Common Stock of the Company which were granted to me as of June 12, 1998 pursuant to the Recognition Plans upon the following proposals to be presented at the Annual Meeting of Stockholders of the Company to be held on July 28, 1998.

1.   ELECTION OF DIRECTORS
     [ ]     FOR all nominees listed            [ ]     WITHHOLD AUTHORITY
             below (except as marked                    to vote for all nominees
             to the contrary below)                     listed below

     Nominees for three-year term:  Douglas J. Timmerman and Greg M. Larson.

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES, WRITE THE NAMES OF THE NOMINEE(S) IN THE SPACE PROVIDED BELOW.)


--------------------------------------------------------------------------------

2. PROPOSAL to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending March 31, 1999.

     [ ] FOR                     [ ] AGAINST                      [ ] ABSTAIN

3. In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

     The Company's Board of Directors recommends a vote FOR election of the Board of Directors' nominees to the Board of Directors and FOR Proposal 2. Such votes are hereby solicited by the Board of Directors.

                                    Dated:                    , 1998
                                          --------------------


                                    --------------------------------------------
                                    Signature


                                    If you return this card properly signed but do not otherwise specify, shares will be voted FOR election of the Board of Directors' nominees to the Board of Directors and FOR Proposal 2. If you do not return this card, shares will be voted by the Trustees of the Recognition Plans.

                          ANCHOR BANCORP WISCONSIN INC.
                         ANNUAL MEETING OF STOCKHOLDERS


         The undersigned hereby instructs the Trustees of the Trust created pursuant to the Employee Stock Ownership Plan ("ESOP") of Anchor BanCorp Wisconsin, Inc. (the "Company"), to vote the shares of Common Stock of the Company which were allocated to my account as of June 12, 1998, pursuant to the ESOP upon the following proposals to be presented at the Annual Meeting of Stockholders of the Company to be held on July 28, 1998.

         THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.
















         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------







                                     ESOP
                ANCHOR BANCORP WISCONSIN INC. 1998 ANNUAL MEETING

  1. ELECTION OF DIRECTORS:        1 - DOUGLAS J. TIMMERMAN   2 - GREG M. LARSON   [ ]  FOR all            [ ] WITHHOLD AUTHORITY
     (for three-year term)                                                              nominees listed to     to vote for all
                                                                                        the left (except as    nominees listed to
                                                                                        specified below).      the left.


  (Instructions:  To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
                                                                                         -------------------------------------------


                                                                                         -------------------------------------------

  2. PROPOSAL to ratify the appointment of Ernst & Young LLP as the Company's
     independent auditors for the fiscal year ending March 31, 1999.               [ ] FOR    [ ] AGAINST   [ ] ABSTAIN



  3. In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

  Check appropriate box                                    Date                                          NO. OF SHARES
  Indicate changes below.                                      -----------------        --------------------------------------------
  Address Change?             [ ]        Name Change?  [ ]


                                                                                        --------------------------------------------


                                                                                        Signature(s) in Box

                                                                                        If you return this card properly signed but
                                                                                        do not otherwise specify, shares will be
                                                                                        voted FOR election of the Board of
                                                                                        Directors' nominees to the Board of
                                                                                        Directors and FOR Proposal 2. If you do not
                                                                                        return this card, shares will be voted by
                                                                                        the Trustee of the ESOP in the same
                                                                                        proportion as the allocated shares under the
                                                                                        ESOP have voted.



                          ANCHOR BANCORP WISCONSIN INC.
                         ANNUAL MEETING OF STOCKHOLDERS
REVOCABLE PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ANCHOR BANCORP WISCONSIN INC. ("COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 28, 1998 AND AT ANY ADJOURNMENT THEREOF.

         The undersigned, being a stockholder of the Company as of June 12, 1998, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin, on July 28, 1998, at 2:00 p.m., Central Time, and at any adjournment of said meeting and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

         SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.











         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
             DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------








                ANCHOR BANCORP WISCONSIN INC. 1998 ANNUAL MEETING

  1. ELECTION OF DIRECTORS:        1 - DOUGLAS J. TIMMERMAN   2 - GREG M. LARSON   [ ]  FOR all nominees    [ ]  WITHHOLD AUTHORITY
     (for three-year term)                                                              listed to the left       to vote for all
                                                                                        (except as specified     nominees listed
                                                                                         below).                 to the left.


  (Instructions:  To withhold authority to vote for any indicated nominee,               -------------------------------------------
  write the number(s) of the nominee(s) in the box provided to the right.)

                                                                                         -------------------------------------------


  2. PROPOSAL to ratify the appointment of Ernst & Young LLP as the Company's            [ ] FOR    [ ] AGAINST   [ ] ABSTAIN
     independent auditors for the fiscal year ending March 31, 1999.

  3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

  Check appropriate box                                    Date                                          NO. OF SHARES
  Indicate changes below:                                      -----------------        --------------------------------------------
  Address Change?            [ ]        Name Change?  [ ]

                                                                                        --------------------------------------------
                                                                                        Signature(s) in Box
                                                                                        Please sign this exactly as your name(s)
                                                                                        appear(s) on this proxy. When signing in a
                                                                                        representative capacity, please give title.
                                                                                        When shares are held jointly, only one
                                                                                        holder need sign.



                          ANCHOR BANCORP WISCONSIN INC.
                         ANNUAL MEETING OF STOCKHOLDERS

         The undersigned hereby instructs Old Kent Bank, the Trustee of the Trust created pursuant to the AnchorBank, S.S.B. Retirement Plan ("Retirement Plan"), to vote the shares of Common Stock of Anchor BanCorp Wisconsin, Inc. (the "Company") which were allocated to my account as of June 12, 1998, pursuant to the Retirement Plan upon the following proposals to be presented at the Annual Meeting of Stockholders of the Company to be held on July 28, 1998.

         THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.




















         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
               DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------


                                    401(k)
                ANCHOR BANCORP WISCONSIN INC. 1998 ANNUAL MEETING

  1. ELECTION OF DIRECTORS:        1 - DOUGLAS J. TIMMERMAN   2 - GREG M. LARSON   [ ]  FOR all            [ ] WITHHOLD AUTHORITY
     (for three-year term)                                                              nominees listed to     to vote for all
                                                                                        the left (except as    nominees listed to
                                                                                        specified below).      the left.


  (Instructions:  To withhold authority to vote for any indicated nominee, write number(s) of the nominee(s) in the box provided to the right.)
                                                                                         -------------------------------------------


                                                                                         -------------------------------------------
  2. PROPOSAL to ratify the appointment of Ernst & Young LLP as the Company's
     independent auditors for the fiscal year ending March 31, 1999.                     [ ] FOR     [ ] AGAINST    [ ] ABSTAIN



  3. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

  Check appropriate box                         Date                                                   NO. OF SHARES
  Indicate changes below:                            ------------------------            -------------------------------------------
  Address Change?            [ ]     Name Change?  [ ]

                                                                                         -------------------------------------------




                                                                                        --------------------------------------------


                                                                                        Signature(s) in Box

                                                                                        If you return this card properly signed but
                                                                                        do not otherwise specify, shares will be
                                                                                        voted FOR election of the Board of
                                                                                        Directors' nominees to the Board of
                                                                                        Directors and FOR Proposal 2. If you do not
                                                                                        return this card, shares will be voted by
                                                                                        the Trustee of the Retirement Plan.

